                                                                      EXHIBIT 99

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed consolidated financial statements have been prepared to give effect to numerous acquisitions described herein using the purchase method of accounting and are based upon the assumptions and adjustments described in the notes to the unaudited pro forma combined condensed consolidated financial statements included herein. These unaudited pro forma combined condensed consolidated financial statements were prepared as if the acquisitions had been completed on January 1, 2004 for statement of operations purposes and on June 30, 2005 for balance sheet purposes.

     The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisitions occurred on the dates indicated, nor are they necessarily indicative of the future financial position or results of operations of LifePoint Hospitals, Inc. ("LifePoint"). Please refer to the notes to the unaudited pro forma combined condensed consolidated financial information for a detailed description of the calculation of the purchase prices. The unaudited pro forma combined condensed consolidated financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocations of purchase price to the fair values of acquired assets and assumed liabilities of each acquisition. The final allocation of the purchase price will be determined based upon the fair values of actual net tangible and intangible assets acquired and liabilities assumed. The preliminary purchase price allocations are subject to revision as more detailed analysis is completed and additional information related to the fair values of assets acquired and liabilities assumed becomes available. Any change in the fair value of the net assets will change the amount of the purchase price allocable to goodwill. Additionally, changes in working capital will change the amount of goodwill recorded. Due to these varying assumptions, final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

     These unaudited pro forma combined condensed consolidated financial statements are based upon, and should be read in conjunction with, the historical consolidated financial statements of LifePoint and related notes contained in the reports and other information LifePoint has filed with the United States Securities and Exchange Commission.

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                                 BALANCE SHEET
                                 JUNE 30, 2005

                                                                                      PRO FORMA
                                                              AS REPORTED    --------------------------
                                                               LIFEPOINT     ADJUSTMENTS(a)    COMBINED
                                                              -----------    -------------     --------
                                                                            (IN MILLIONS)
                                                     ASSETS
Current assets:
  Cash and cash equivalents.................................   $   53.0          $ 20.0         $   73.0
  Accounts receivable, net..................................      215.7            79.4            295.1
  Inventories...............................................       48.7            17.8             66.5
  Assets held for sale......................................       19.2              --             19.2
  Deferred income taxes and other current assets............       90.5             4.5             95.0
                                                               --------          ------         --------
                                                                  427.1           121.7            548.8
Property and equipment, net.................................    1,251.3           295.0          1,546.3
Deferred loan costs, net....................................       30.9              --             30.9
Intangible assets, net......................................        3.9              --              3.9
Other.......................................................      234.9          (226.9)             8.0
Goodwill....................................................    1,217.5           213.3          1,430.8
                                                               --------         -------         --------
                                                               $3,165.6         $ 403.1         $3,568.7
                                                               ========         =======         ========

                                             LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable..........................................   $   60.6         $  33.8         $   94.4
  Accrued salaries..........................................       52.5            16.8             69.3
  Other current liabilities.................................       48.8             2.5             51.3
  Current maturities of long-term debt......................        4.2              --              4.2
                                                               --------         -------         --------
                                                                  166.1            53.1            219.2
Long-term debt..............................................    1,585.0           350.0          1,935.0
Deferred income taxes.......................................      132.2              --            132.2
Professional and general liability claims and other
  liabilities...............................................       59.3              --             59.3
Minority interests in equity of consolidated entities.......        3.3              --              3.3
Stockholders' equity:
  Preferred stock...........................................         --              --               --
  Common stock..............................................        0.6              --              0.6
  Capital in excess of par value............................    1,043.8              --          1,043.8
  Unearned ESOP compensation................................      (11.1)             --            (11.1)
  Unearned compensation on non-vested stock.................      (34.2)             --            (34.2)
  Retained earnings.........................................      220.6              --            220.6
                                                               --------         -------         --------
                                                                1,219.7              --          1,219.7
                                                               --------         -------         --------
                                                               $3,165.6         $ 403.1         $3,568.7
                                                               ========         =======         ========

    The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 2005

                                                                                     PRO FORMA
                                                  AS REPORTED                 -----------------------
                                                   LIFEPOINT    PROVINCE(p)   ADJUSTMENTS(b) COMBINED
                                                  -----------   -----------   -----------    --------
                                                         (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues........................................   $  743.5       $297.6        $282.3      $ 1,323.4

Salaries and benefits...........................      290.6        116.6         110.5          517.7
Supplies........................................       96.7         39.2          54.3          190.2
Other operating expenses........................      125.4         56.3          62.7          244.4
Provision for doubtful accounts.................       64.3         33.6          20.0          117.9
Depreciation and amortization...................       40.0         15.3          20.4           75.7
Interest expense, net...........................       17.9          9.3          20.9           48.1
Debt retirement costs...........................       10.0           --         (10.0)            --
Transaction costs...............................       44.6          1.4         (46.0)            --
ESOP expense....................................        6.5           --           4.6           11.1
                                                   --------       ------         -----       --------
                                                      696.0        271.7         237.4        1,205.1
                                                   --------       ------         -----       --------
Income from continuing operations before
  minority interests and income taxes...........       47.5         25.9          44.9          118.3
Minority interests in earnings of consolidated
  entities......................................        0.5          0.1            --            0.6
                                                   --------       ------         -----       --------
Income from continuing operations before
  income taxes..................................       47.0         25.8          44.9          117.7
Provision for income taxes......................       23.8          9.8          13.5           47.1
                                                   --------       ------         -----       --------
  Income from continuing operations.............   $   23.2       $ 16.0        $ 31.4       $   70.6
                                                   ========       ======         =====       ========
Basic earnings per share:
Income from continuing operations...............   $   0.52                           (d)    $   1.32
                                                   ========                                  ========
Shares used in per share calculation -- basic...       44.8                           (d)        53.6
                                                   ========                                  ========
Diluted earnings per share:
Income from continuing operations...............   $   0.51                           (d)    $   1.26
                                                   ========                                  ========
Shares used in per share
  calculation -- diluted........................       45.7                           (d)        58.8
                                                   ========                                  ========

(p) The results of operations for Province Healthcare Company ("Province") represents the period of January 1, 2005 through April 15, 2005.

    The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

              UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                     PRO FORMA
                                                  AS REPORTED                 -----------------------
                                                   LIFEPOINT     PROVINCE     ADJUSTMENTS(c) COMBINED
                                                  -----------   -----------   -----------    --------
                                                         (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues........................................     $996.9       $882.9        $601.2       $2,481.0

Salaries and benefits...........................      399.4        344.2         225.8          969.4
Supplies........................................      129.1        114.2         118.7          362.0
Other operating expenses........................      166.8        174.8         122.9          464.5
Provision for doubtful accounts.................       86.2         95.0          44.4          225.6
Depreciation and amortization...................       48.1         46.9          47.9          142.9
Interest expense, net...........................       12.6         29.6          37.8           80.0
Debt retirement costs...........................        1.5           --          (1.5)            --
ESOP expense....................................        9.4           --          11.4           20.8
                                                   --------       ------        ------       --------
                                                      853.1        804.7         607.4        2,265.2
                                                   --------       ------        ------       --------
Income (loss) from continuing operations before
  minority interests and income taxes...........      143.8         78.2          (6.2)         215.8
Minority interests in earnings of consolidated
  entities......................................        1.0          0.7            --            1.7
                                                   --------       ------        ------       --------
Income (loss) from continuing operations before
  income taxes..................................      142.8         77.5          (6.2)         214.1
Provision (benefit) for income taxes............       56.0         27.7          (2.4)          81.3
                                                   --------       ------        ------       --------
  Income (loss) from continuing operations......   $   86.8       $ 49.8         $(3.8)      $  132.8
                                                   ========       ======        ======       ========
Basic earnings per share:
Income from continuing operations...............   $   2.34                           (d)    $   2.55
                                                   ========                                  ========
Shares used in per share calculation -- basic...       37.0                           (d)        52.0
                                                   ========                                  ========
Diluted earnings per share:
Income from continuing operations...............   $   2.20                           (d)    $   2.43
                                                   ========                                  ========
Shares used in per share
  calculation -- diluted........................       42.8                           (d)        57.5
                                                   ========                                  ========

    The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

          NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                              FINANCIAL INFORMATION


1.  BASIS OF PRO FORMA PRESENTATION


COMBINATION WITH PROVINCE HEALTHCARE COMPANY

     On April 15, 2005, LifePoint Hospitals, Inc. ("LifePoint" or the "Company"), Historic LifePoint Hospitals, Inc. ("Historic LifePoint"), formerly known as LifePoint Hospitals, Inc., and Province Healthcare Company ("Province Healthcare") completed their merger (the "Province Merger") to form a new public company, LifePoint Hospitals, Inc. (formerly known as Lakers Holding Corp.). Historic LifePoint stockholders and Province Healthcare stockholders approved the merger at special meetings of each company's respective stockholders, each held on Monday, March 28, 2005.

     In accordance with the terms of their merger agreement, Historic LifePoint and Province Healthcare each became wholly owned subsidiaries of LifePoint. All outstanding shares of both companies were exchanged for shares of LifePoint. In addition, Province Healthcare stockholders became entitled to receive $11.375 in cash and 0.2917 of a share of LifePoint common stock for each share of Province Healthcare common stock they held at the close of business on April 15, 2005. No fractional shares of LifePoint common stock were issued in the merger, and Province Healthcare stockholders who otherwise would be entitled to receive fractional shares became entitled to receive a cash payment in lieu of those fractional shares equal to the fractional share interest multiplied by $44.53, the last sale price of one share of LifePoint common stock on the Nasdaq National Market on April 14, 2005, the last trading day preceding April 15, 2005, the closing date of the merger.

     Based on $42.79, the 20-day weighted average Historic LifePoint stock price as of April 12, 2005 and the number of shares of Province common stock outstanding on such date, LifePoint issued approximately 15.0 million shares of its common stock to Province stockholders and paid approximately $586.3 million in cash. Each LifePoint stockholder received one share of LifePoint common stock for each share of Historic LifePoint common stock. The preliminary purchase price allocation of the Province Merger is included in LifePoint's balance sheet as of June 30, 2005.

OTHER ACQUISITIONS

    On June 1, 2005, the Company finalized its previously announced agreement with the Wythe County Community Hospital ("WCCH") Board of Directors to lease the 104-bed facility located in Wytheville, Virginia for a term of 30 years. Included in the transaction were certain working capital and major moveable equipment purchased as part of the lease agreement. The acquisition was finalized with a payment of $49.8 million, including working capital to WCCH. The preliminary purchase price allocation of the acquisition of WCCH is included in LifePoint's reported balance sheet as of June 30, 2005.

    Effective July 1, 2005, the Company completed its acquisition of Danville Regional Medical Center ("DRMC") and related assets in Danville, Virginia for $229.3 million, including working capital (the "Danville Acquisition"). DRMC is a 350-bed hospital with annual revenues of approximately $180.0 million. The purchase price of DRMC is reflected as a deposit and included in other assets in LifePoint's balance sheet as of June 30, 2005.

    On July 14, 2005, the Company announced the signing of a definitive agreement to purchase five hospitals in Virginia and West Virginia from HCA Inc. ("HCA") for approximately $285.0 million in cash, plus working capital and other adjustments estimated to be $45.0 million, based on March 31, 2005 financial statements. The Company expects to complete the transaction in the fourth quarter of 2005 subject to customary regulatory approvals.

    The five facilities (the "HCA Facilities") to be purchased from HCA are:

                           Facility                        Number of Beds
                           --------                        --------------
         Clinch Valley Medical Center, Richlands, VA          200 beds
         St. Joseph's Hospital, Parkersburg, WV               325 beds
         Saint Francis Hospital, Charleston, WV               155 beds
         Raleigh General Hospital, Beckley, WV                369 beds
         Putnam General Hospital, Hurricane, WV               68  beds

DISCONTINUED OPERATIONS

    During the second quarter of 2005, subsequent to the Province Merger, the Company committed to a plan to divest three hospitals acquired in the Province Merger. The three hospitals to be divested are 96-bed Medical Center of Southern Indiana located in Charlestown, Indiana, 123-bed Ashland Regional Medical Center located in Ashland, Pennsylvania, and 51-bed Palo Verde Hospital located in Blythe, California. The Company anticipates that the disposal of the three facilities will take place in the next twelve months.

    The Company has designated the three hospitals acquired in the Province Merger as discontinued operations, consistent with provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). The results of operations, net of taxes, and the carrying value of the assets of the three hospitals that are to be sold are reflected in LifePoint's financial statements as discontinued operations in accordance with SFAS No. 144. In connection with the decision to divest the three hospitals, the Company recognized an impairment charge of $4.7 million, net of taxes, in discontinued operations in the second quarter of 2005. The impairment charge relates to decreases in fair value of one of the hospitals subsequent to the Province Merger.

    The assets of the facilities to be sold are reported as assets held for sale in LifePoint's balance sheet and are comprised entirely of property and equipment totaling $19.2 million at June 30, 2005.

2.  PRELIMINARY PURCHASE PRICE

         The estimated total purchase price of the proposed acquisition of the facilities from HCA is $285.0 million, plus working capital and other adjustments estimated to be $45.0 million. The purchase price of the DRMC acquisition was $229.3 million, including working capital. Under the purchase method of accounting, the total estimated purchase prices will be allocated to the net tangible and intangible assets acquired based upon their estimated fair values as of the date of completion of the proposed transactions. Any excess of the purchase price over the estimated fair value of the net tangible and intangible assets acquired will be recorded as goodwill. Based upon the estimated purchase prices and assumptions regarding valuations of acquired assets and liabilities, the preliminary purchase price allocations, which will change based upon the completion of valuations to be performed by a third party valuation firm, are as follows (amounts in millions):

                                                      DRMC                  HCA             TOTAL
                                                                        FACILITIES
                                               --------------------    --------------   --------------

         Net working capital                  $                3.6    $         45.0   $         48.6
         Property and equipment                              110.0             185.0            295.0
         Other long-term assets                                2.0               0.4              2.4
         Goodwill                                            113.7              99.6            213.3
                                               --------------------    --------------   --------------

              Total purchase price            $              229.3    $        330.0   $        559.3
                                               ====================    ==============   ==============

    The depreciation and amortization related to the fair value adjustments are reflected as pro forma adjustments to the unaudited pro forma combined condensed consolidated financial statements. Goodwill represents the excess of the purchase price over the fair market value of the net tangible and intangible assets acquired and liabilities assumed. Goodwill will not be amortized and will be tested for impairment on an annual basis and whenever events or circumstances occur indicating that the goodwill may be impaired. The preliminary purchase price allocations are subject to revision as more detailed analysis is completed, including the completion of valuations to be performed by a third party valuation firm. Any change in the fair value of the assets acquired or liabilities assumed of the facilities acquired will change the amount of the purchase price allocable to goodwill. The final purchase price allocations may differ materially from the allocations presented herein.

3.  PRO FORMA ADJUSTMENTS

    Pro forma adjustments are necessary to reflect the estimated purchase price and the preliminary fair values of assets acquired and liabilities assumed for the facilities to be acquired from HCA, to preliminarily allocate the purchase price of DRMC to the acquired assets and assumed liabilities, to reflect financing transactions associated with the proposed acquisitions, to reflect the results of operations of recent acquisitions, to reflect discontinued operations for three hospitals acquired from Province, to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets, and to reflect the income tax effects related to the pro forma adjustments. There were no intercompany transactions between LifePoint and the acquired businesses.

     The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had LifePoint and the acquired businesses filed consolidated income tax returns during the periods presented.

     There are no material non-recurring adjustments in the unaudited pro forma combined condensed consolidated statements of operations.

     The accompanying unaudited pro forma combined condensed consolidated financial statements have been prepared as if the proposed acquisitions were completed on June 30, 2005 for balance sheet purposes and as of January 1, 2004 for statements of operations purposes, and reflect the following pro forma adjustments:

(a) Record the purchase price allocations and additional debt (in millions):

                  Incur additional indebtedness of $350.0 to complete the acquisition of the HCA Facilities

                  Additional indebtedness                              $ 350.0
                  Total purchase price for HCA Facilities                330.0
                                                                       -------
                  Increase in available cash                           $  20.0
                                                                       =======


                  Allocate DRMC from other assets                      $ 229.3
                                                                       =======

(b) The following table has been prepared to describe each of the components of the pro forma adjustments in the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2005. This table is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have actually been reported had the acquisitions occurred on January 1, 2004, nor is it necessarily indicative of the future results of operations.

                    UNAUDITED PRO FORMA COMBINED ADJUSTMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005

                                         -------------------------------------------------------------------------------------------
                                              (1)            (2)           (3)            (4)             (5)
                                                                                         Other                            Total
                                             Other      Discontinued    Province      Acquisitions        Other          Pro Forma
                                          Acquisitions   Operations    Adjustments     Adjustments     Adjustments      Adjustments
                                         -------------------------------------------------------------------------------------------
Revenues                                  $  300.0        $ (17.7)    $    --          $    --        $      --        $  282.3

Salaries and benefits                        126.4           (9.1)        (3.4)            (3.4)             --           110.5
Supplies                                      56.5           (1.8)        (0.4)             --               --            54.3
Other operating expenses                      68.9           (5.8)        (1.9)             1.5              --            62.7
Provision for doubtful accounts               21.6           (1.6)         --               --               --            20.0
Depreciation and amortization                 16.2           (1.0)         3.0              2.2              --            20.4
Interest expense, net                         --             --            --               --               20.9          20.9
Debt retirement costs                         --             --            --               --              (10.0)        (10.0)
Transaction costs                             --             --           (1.4)             --              (44.6)        (46.0)
ESOP expense                                  --             --            2.1              2.5              --             4.6
                                         ------------------------------------------------------------------------------------------

                                             289.6          (19.3)        (2.0)             2.8             (33.7)        237.4
                                         ------------------------------------------------------------------------------------------

Income (loss) from continuing
operations before minority
interests and income taxes                    10.4            1.6          2.0             (2.8)             33.7          44.9
Minority interests in earnings
of consolidated entities                      --             --            --               --               --            --
                                         ------------------------------------------------------------------------------------------
Income (loss) from continuing
operations before income taxes                10.4            1.6          2.0             (2.8)             33.7          44.9
Provision (benefit) for income taxes           4.0            0.6          0.8             (1.1)              9.2          13.5
                                         ------------------------------------------------------------------------------------------
Income (loss) from continuing operations  $    6.4        $   1.0     $    1.2         $   (1.7)      $      24.5      $   31.4
                                         ==========================================================================================



(1) To record the pro forma operations of WCCH during the period January 1, 2005 through May 31, 2005, and DRMC and HCA Facilities during the period January 1, 2005 through June 30, 2005.

(2) To record the elimination of the operations of the three facilities held for sale during the period January 1, 2005 through April 15, 2005. Refer to Note 1 for a further description of these discontinued operations, as defined in SFAS No. 144.


(3) To record the pro forma adjustments related to the Province Merger. These adjustments primarily relate to the elimination of the expenses at the Province corporate office and to adjust depreciation and amortization expense as a result of the purchase price adjustments of Province's property and equipment. For further description of these adjustments, please refer to our Current Report on Form 8-K filed on June 10, 2005.

(4) To record the elimination of the pension expense related to the operations of WCCH, DRMC and HCA Facilities and record additional ESOP expense based upon 2.5% of salaries expense. In addition, to record property taxes for WCCH and DRMC as they were not-for-profit entities, and to adjust depreciation and amortization expense as a result of the purchase price adjustments of WCCH, DRMC and HCA Facilities property and equipment.


(5) To eliminate non-recurring transaction costs and debt retirement costs. In addition, to record pro forma interest expense based upon the debt structure of LifePoint during the period presented and an additional indebtedness of $350.0 million with an assumed annual interest rate of 5.50%.

(c) The following table has been prepared to describe each of the components of the pro forma adjustments in the unaudited pro forma condensed consolidated statement of operations for the twelve months ended December 31, 2004. This table is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have actually been reported had the acquisitions occurred on January 1, 2004, nor is it necessarily indicative of future results of operations.



                    UNAUDITED PRO FORMA COMBINED ADJUSTMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                        (4)
                                             (1)             (2)            (3)         Other              (5)            Total
                                            Other       Discontinued     Province     Acquisitions        Other         Pro Forma
                                        Acquisitions     Operations     Adjustments   Adjustments      Adjustments     Adjustments
                                        --------------------------------------------------------------------------------------------
Revenues                                    $652.8          $(51.6)        $ --           $ --           $ --            $601.2

Salaries and benefits                        271.1           (26.3)         (12.7)          (6.3)          --             225.8
Supplies                                     125.5            (5.4)          (1.4)          --             --             118.7
Other operating expenses                     143.1           (16.9)          (5.2)           1.9           --             122.9
Provision for doubtful accounts               49.3            (4.9)          --             --             --              44.4
Depreciation and amortization                 35.4            (3.2)          11.4            4.3           --              47.9
Interest expense, net                         --              --             --             --             37.8            37.8
Debt retirement costs                         --              --             --             --             (1.5)           (1.5)
ESOP expense                                  --              --              6.1            5.3           --              11.4
                                         -------------------------------------------------------------------------------------------
                                             624.4           (56.7)          (1.8)           5.2           36.3           607.4
                                         -------------------------------------------------------------------------------------------
Income (loss) from continuing
operations before minority
interests and income taxes                    28.4             5.1            1.8           (5.2)         (36.3)           (6.2)
Minority interests in earnings
  of consolidated entities                    --              --             --             --             --              --
                                         -------------------------------------------------------------------------------------------

Income (loss) from continuing
operations before income taxes                28.4             5.1            1.8           (5.2)         (36.3)           (6.2)
Provision (benefit) for income taxes          10.8             1.9            0.7           (2.0)         (13.8)           (2.4)
                                         -------------------------------------------------------------------------------------------
Income (loss) from continuing
  operations                                $ 17.6          $  3.2         $  1.1         $ (3.2)       $ (22.5)         $ (3.8)
                                         ===========================================================================================


(1) To record the pro forma operations of River Parishes Hospital during the period January 1, 2004 through June 30, 2004. LifePoint acquired River Parishes Hospital effective July 1, 2004. To record the pro forma operations of Las Cruces Medical Center during the period January 1, 2004 through May 31, 2004. Province acquired Las Cruces Medical Center effective June 1, 2004. In addition, to record the pro forma operations of WCCH, DRMC and HCA Facilities during the period January 1, 2004 through December 31, 2004.

(2) To record the elimination of the operations of the three facilities held for sale during the period January 1, 2004 through December 31, 2004. Refer to Note 1 for a further description of these discontinued operations, as defined in SFAS No. 144.

(3)        To record the pro forma adjustments related to the Province Merger.
           These adjustments primarily relate to the elimination of the expenses at the Province corporate office and to adjust depreciation and amortization expense as a result of the purchase price adjustments of Province's property and equipment. For further description of these adjustments, please refer to our Current Report on Form 8-K filed on June 10, 2005.

(4) To record the elimination of the pension expense related to the operations of River Parishes Hospital, Las Cruces Medical Center, WCCH, DRMC and HCA Facilities and record additional ESOP expense based upon 2.5% of salaries expense. In addition, to record property taxes for Las Cruces Medical Center, WCCH and DRMC as they were not-for-profit entities, and to adjust depreciation and amortization expense as a result of the purchase price adjustments of River Parishes, Las Cruces Medical Center, WCCH, DRMC and HCA Facilities property and equipment.

(5) To eliminate non-recurring transaction costs and debt retirement costs. In addition, to record pro forma interest expense based upon the debt structure of LifePoint during the period presented and an additional indebtedness of $350.0 million with an assumed annual interest rate of 5.50%.


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 (d) Shares used to calculate unaudited pro forma income from continuing operations per share were computed by adding to LifePoint's weighted average shares outstanding of approximately 15.0 million shares of LifePoint common stock issued for the Province Merger.

     Diluted earnings per share is calculated using the "if-converted" method. Interest expense related to LifePoint's convertible notes, net of taxes, is added to income from continuing operations for the numerator of this calculation. The interest expense, net of taxes, added to income from continuing operations was $6.7 million and $3.4 million for the year ended December 31, 2004 and six months ended June 30, 2005, respectively.